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                                                                    EXHIBIT 99.3


                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 22, 1999

                                     Between

                               EOG RESOURCES, INC.

                                       and

                              LEHMAN BROTHERS INC.,

                              as Initial Purchaser


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                                TABLE OF CONTENTS

                                                                                                                 PAGE

1.       Definitions..............................................................................................1

2.       Securities Subject to This Agreement.....................................................................3

3.       Registered Exchange Offer................................................................................3

4.       Shelf Registration.......................................................................................5

5.       Liquidated Damages.......................................................................................6

6.       Registration Procedures..................................................................................7

7.       Registration Expenses...................................................................................15

8.       Indemnification and Contribution........................................................................16

9.       Rule 144A...............................................................................................19

10.      Participation in Underwritten Registrations.............................................................19

11.      Furnishing of Information...............................................................................20

12.      Selection of Underwriters...............................................................................20

13.      Legend..................................................................................................20

14.      Miscellaneous...........................................................................................20


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                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of December __, 1999 by and between EOG RESOURCES, INC., a Delaware corporation (the "Company"), and LEHMAN BROTHERS INC. (the "Initial Purchaser").

                                    RECITALS

         This Agreement is entered into in connection with the Purchase Agreement (the "Purchase Agreement"), dated as of December 14, 1999, between the Company and the Initial Purchaser, which provides for the sale by the Company to the Initial Purchaser of 500 shares of the Company's Flexible Money Market Cumulative Preferred Stock (MMPR), Series A, liquidation preference $100,000 per share (the "Securities"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligations to purchase the Securities under the Purchase Agreement.

         The parties hereby agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Additional Dividends: As defined in Section 5 hereof.

                  Broker-Dealer: Any broker or dealer registered under the
               Exchange Act.

                  Closing Date: The date on which the Securities were sold.

                  Commission: The Securities and Exchange Commission.

                  Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to
         Section 3(b) hereof, and (iii) the delivery by the Company of the same number of Exchange Securities as the number of Transfer Restricted Securities that were tendered by Holders thereof pursuant to the Exchange Offer.


                  Effectiveness Target Date: As defined in Section 5.


         (R) Registered trademark of Lehman Brothers Inc.


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                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for an aggregate number of Exchange Securities equal to the aggregate number of Transfer Restricted Securities tendered in such exchange offer by such Holders.

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

                  Exchange Securities: The shares of Flexible Money Market Cumulative Preferred Stock, Series D, of the Company to be issued in the Exchange Offer, which will have terms substantially identical to the Securities (except the Exchange Securities will not contain terms with respect to transfer restrictions under the Securities Act or the payment of Additional Dividends as Liquidated Damages).

                  Holders: As defined in Section 2(b) hereof.

                  Initial Purchaser: As defined in the preamble hereto.

                  Liquidated Damages: As defined in Section 5 hereof.

                  NASD: National Association of Securities Dealers, Inc.

                  Participant: As defined in Section 8(a) hereof.

                  Person: An individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Registration Default: As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.


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                  Securities: As defined in the preamble hereto.

                  Securities Act: The Securities Act of 1933, as amended.

                  Shelf Filing Deadline: As defined in Section 4 hereof.

                  Shelf Registration Statement: As defined in Section 4 hereof.

                  Transfer Restricted Securities: Each Security, until the earliest to occur of (i) the date on which such Security has been exchanged by a person other than a Broker-Dealer for an Exchange Security in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of such Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act.

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. Securities Subject to This Agreement.

                  (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                  (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

         3. Registered Exchange Offer.

                  (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) use its reasonable best efforts to cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 150 days after the Closing Date, an Exchange Offer Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, file a post-effective amendment to


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         such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) after the Exchange Offer Registration Statement has been declared effective, immediately commence the Exchange Offer and promptly, but in no event later than 30 business days after the date on which such Exchange Offer Registration Statement was declared effective by the Commission, issue Exchange Securities in exchange for all Securities tendered prior thereto in the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Exchange Securities held by Broker-Dealers as contemplated by Section 3(c) below.

                  (b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 business days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

                  (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker- Dealer who holds Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" section shall not name any such Broker-Dealer or disclose the amount of Exchange Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement.

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         The Company shall use its reasonable best efforts to keep the Exchange
Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Exchange Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

         The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period in order to facilitate such resales.

         4. Shelf Registration.

                  (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) if any Holder that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall notify the Company within 20 business days of the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Securities acquired directly from the Company or one of its affiliates, or (iii) if for any reason the Exchange Offer Registration Statement is not declared effective within 180 days of the Closing Date, then, in addition to or in lieu of effecting the registration of the Transfer Restricted Securities pursuant to the Exchange Offer Registration Statement, the Company shall:

                           (x) promptly deliver to the Holders written notice
                  thereof;

                           (y) as promptly as practicable, but in no event later
                  than the earliest to occur of (1) the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 30th day after the date on which the Company receives notice from a Holder as contemplated by clause 4(a)(ii) above, or (3) the 30th day after the date on which the Exchange Offer Registration Statement was to be declared effective as contemplated by clause 4(a)(iii) above (such earliest date being the "Shelf Filing Deadline"), use its reasonable best efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under


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                  the Securities Act, which may be an amendment to the Exchange
                  Offer Registration Statement (in either event, the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                           (z) use its reasonable best efforts to cause such
                  Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline.

         The Company will, in the event that a Shelf Registration Statement is filed, notify each Holder when the Shelf Registration Statement has become effective and take such other actions as are required to permit unrestricted resales of the Securities. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for the earlier of the period ending on the second anniversary of the Closing Date (or such shorter period as may hereafter be provided by Rule 144(k) under the Securities Act, or similar successor rule) or such time as all of the applicable Securities have been sold thereunder or otherwise cease to be registrable securities within the meaning of this Agreement.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No Holder shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its reasonable best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         5. Liquidated Damages.

         If for any reason (a) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (b) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (c) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target


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Date with respect to the Exchange Offer Registration Statement or (d) if
applicable, the Shelf Registration Statement required by this Agreement is filed and declared effective and shall at any time prior to the second anniversary (or such shorter period as may hereafter be provided in Rule 144(k) under the Securities Act, or similar successor rule) of the initial issuance of the Securities (other than after such time as all Securities have been disposed of thereunder or otherwise cease to be registrable securities within the meaning of this Agreement) cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses
(a) through (d), a "Registration Default"), then, as liquidated damages ("Liquidated Damages") to each Holder, additional dividends (the "Additional Dividends") shall become payable by the Company on the Securities at a rate of 0.25% of the liquidation preference thereof, or $250 per share, per annum; provided, however, that the Additional Dividends rate on the Securities may not exceed, in the aggregate, 0.25% of the liquidation preference thereof, or $250 per share, per annum; provided further that following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities or upon the expiration of two years (or such shorter period as may hereafter be provided in Rule 144(k) under the Securities Act, or similar successor rule) commencing on the date of the initial issuance of the Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities shall cease to accrue.

         Any Additional Dividends will be payable in cash on March 15, June 15, September 15 and December 15 of each year, together with any dividends otherwise payable in respect of the Securities.

         All obligations of the Company set forth in the this Section 5 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

         6. Registration Procedures.

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) below, shall use its reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                           (i) If in the reasonable opinion of counsel to the
                  Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission


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                  policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                           (ii) As a condition to its participation in the
                  Exchange Offer pursuant to the terms of this Agreement, each Holder shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer who purchased the Securities from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or any Holder who is an affiliate of the Company or who intends to use the Exchange Offer to participate in a distribution of the Exchange Securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), (2) will not be entitled to tender Securities in the Exchange Offer, and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Securities unless such sale or transfer is made pursuant to any exemption from such requirements.

                           (iii) Prior to effectiveness of the Exchange Offer
                  Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company's information and belief, each


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                  Holder participating in the Exchange Offer is acquiring the
                  Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer.

                  (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

                  (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale, resale or exchange of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company shall:

                           (i) use its reasonable best efforts to keep such
                  Registration Statement continuously effective and provide all requisite financial statements for the period specified in
                  Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause
                  (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purposes) as soon as practicable thereafter;

                           (ii) prepare and file with the Commission such
                  amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in
                  Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the


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

                  Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) advise the underwriter(s), if any, and selling
                  Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
                  (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading; and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) furnish to each of the selling Holders and each
                  of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof; and a selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement,


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

                  as applicable, as proposed to be filed, contains a material misstatement or omission;

                           (v) promptly prior to the filing of any document that
                  is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                           (vi) make available at reasonable times for
                  inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                           (vii) if requested by any selling Holders or the
                  underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" section therein with respect to the Transfer Restricted Securities, information with respect to the aggregate liquidation amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post- effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                           (viii) cause the Transfer Restricted Securities
                  covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority of the Securities covered thereby or the underwriter(s), if any;

                           (ix) furnish to each selling Holder and each of the
                  underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (x) deliver to each selling Holder and each of the
                  underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                           (xi) enter into such agreements (including an
                  underwriting agreement, an auction agreement and a broker-dealer agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and in connection with an Underwritten Registration, the Company shall:

                                    (A) upon request, furnish to each selling
                           Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

                                            (1) a certificate, dated the date of
                                    the effectiveness of the Shelf Registration
                                    Statement, signed by the Chief Financial
                                    Officer of the Company, confirming, as of the date thereof, such matters as such parties may reasonably request;

                                            (2) an opinion, dated the date of
                                    the effectiveness of the Shelf Registration
                                    Statement, of counsel for the Company,
                                    covering such matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchaser's representatives and the Initial Purchaser's counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements and schedules, natural resource reserve reports and other financial and reserve data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                            (3) a customary "comfort" letter,
                                    dated the date of the effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings.

                                    (B) set forth in full or incorporate by
                           reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                                    (C) deliver such other documents and
                           certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

                           If at any time the representations and warranties of
                  the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                  (xii)        prior to any public offering of Transfer
                        Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii)       shall issue, upon the request of any Holder of
                        Securities covered by the Shelf Registration Statement, Exchange Securities in the same amount as the Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such offered Preferred Stock, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Company for cancellation;

                  (xiv)       cooperate with the selling Holders and the
                        underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                  (xv)         use its reasonable best efforts to cause the
                        Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xvi)        if any fact or event contemplated by clause
                        (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the

                        Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (xvii)       provide CUSIP numbers for all Exchange
                        Securities not later than the effective date of the Registration Statement and provide certificates for the Exchange Securities;

                  (xviii)      cooperate and assist in any filings required
                        to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xix)        otherwise use its reasonable best efforts to
                        comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the 12-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (xx)         use its reasonable best efforts to cause the
                        Auction Agent to execute an Auction Agent Agreement covering the Exchange Securities substantially in the form of the Auction Agent Agreement described in the offering memorandum used in connection with offers and sales of the Securities;

                  (xxi)        use its reasonable best efforts to cause the
                        Auction Agent to execute a Broker-Dealer Agreement covering the Exchange Securities substantially in the form of the Broker-Dealer Agreement described in the offering memorandum used in connection with offers and sales of the Securities; and

                  (xxii)       provide promptly to each Holder upon request
                        each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

                  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
         Section 6(c)(xvi) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.

         7.       Registration Expenses.

         All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchaser or any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of filing the Registration Statement and compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of the Registration Statement and Prospectuses), messenger and delivery services and telephone; (iv) the cost of qualifying the Exchange Securities with The Depository Trust Company; (v) all fees and expenses in connection with listing the Exchange Securities on any stock exchange(s); (vi) all fees and expenses of any auction agents, transfer agent and registrar; (vii) all fees charged by rating agency services for rating the Exchange Securities; (viii) all fees and disbursements of counsel for the Company (including the expenses of any legal opinions required by or incident to such performance); (ix) all fees and disbursements of independent certified public accountants and special experts of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and (x) in the event of an Underwritten Offering, any other fees and expenses of the underwriter(s) customarily required to be paid or reimbursed by issuers or sellers of securities.

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         8.       Indemnification and Contribution.

         (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any participating Broker-Dealer or the Initial Purchaser, as applicable, who seeks to sell Exchange Securities, the Company shall indemnify and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each participating Broker-Dealer or the Initial Purchaser selling Exchange Securities, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act (each, a "Participant") from and against any loss, liability, claim, damage or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, liability, claim, damage, expense or action relating to purchases and sales of Securities) to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, liability, claim, damage, expense or action arises out of, or is based upon,
             (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any Prospectus forming part thereof or in any amendment or supplement thereto or
             (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, liability, claim, damage, expense or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage, expense or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or any Prospectus forming part thereof or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Participant specifically for inclusion therein; and provided further that as to any preliminary prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Participant or any controlling person of such Participant on account of any loss, liability, claim, damage, expense or action arising from the sale of the Transfer Restricted Securities to any person by that Participant if (A) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (B) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus (not including the material incorporated by reference into the Prospectus), unless, in each case, such failure resulted from non-compliance by the Company with
             Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Participant or to any controlling person of that Participant.

         (b) Each Participant, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of
             Section 15 of the Securities Act, from and against any loss, liability, claim, damage or expense, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, liability, claim, damage, expense or action arises out of, or is based upon,
             (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Participant specifically for inclusion herein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, liability, claim, damage, expense or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to the Company or any such director, officer or controlling person.

(c)               Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if counsel for the indemnifying party and counsel designated by the indemnified party jointly determine that there may be a conflict between the positions of the indemnifying party and of the indemnified party in conducting the defense of such claim or action or that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then counsel for the indemnified party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and in that event the fees and expenses of such counsel for the indemnified party shall be paid by the Company, and (ii) in any event, the indemnified party shall be entitled to have counsel chosen and paid for by such indemnified party participate in, but not conduct, the defense. Each indemnified party, as a condition of the indemnity agreements contained in Section 8, shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, liability, claim, damage or expense, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Participants, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Participants agree that it would not be just and equitable if contributions pursuant to this
         Section 8(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
         Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from an offering of the Securities exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Section 8(d) are several and not joint.

         9. Rule 144A.

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

         10. Participation in Underwritten Registrations.

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

         11. Furnishing of Information.

         So long as any Transfer Restricted Securities remain outstanding, the Company covenants to timely file all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act.

         12. Selection of Underwriters.

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

         13. Legend.

         Each certificate representing the Securities shall bear the following legend:

         THE HOLDER OF THIS SECURITY AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT (THE "AGREEMENT"), DATED AS OF DECEMBER __, 1999, BY AND BETWEEN THE COMPANY AND LEHMAN BROTHERS INC. A COPY OF THE

         AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND IS AVAILABLE UPON REQUEST.

         14.      Miscellaneous.

         (a) Remedies. The Company agrees that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except for the Stock Restriction and Registration Agreement dated as of August 23, 1989, as amended, and the Registration Rights Agreement dated as of December 10, 1999, the Company is not a party to any existing agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof, and no holder of the Company's securities has the right to include such holder's securities in the Registration Statement..

         (c) Adjustments Affecting the Securities . The Company will not take any action, or permit any change to occur, with respect to Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding Transfer Restricted Securities being tendered or registered.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or courier guaranteeing overnight delivery:

         (i) if to a Holder, at the most current address (A) given by such Holder to the Company in accordance with this
                  Section 14(e), which address initially is, with respect to such Holder, the address to which confirmation of the sale of the Transfer Restricted Securities was first sent by the Initial Purchaser, on (B) set forth on the records of the Company; and

         (ii)              if to the Company:

                                EOG Resources, Inc.
                                1200 Smith Street, Suite 300
                                Houston, Texas 77002-7361
                                Attention:  David Looney
                                Fax: (713) 651-6980

                                with a copy to:

                                Legal Department
                                Fax: (713) 651-6987

          All such notices and communications shall be deemed to have been duly given and be effective: if personally delivered, at the time delivered by hand; if mailed, at the beginning of the fifth business day after being deposited in the mail, postage prepaid; if telecopied, when receipt is acknowledged during the recipient's normal business hours, otherwise at the beginning of the next business day; and if timely delivered to a courier guaranteeing overnight delivery, at the beginning of the next business day.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement together with the other transaction documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (l) Required Consents. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities
         Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          EOG RESOURCES, INC.



                                          By:  /s/ David R. Looney
                                             -----------------------------------
                                             Name: David R. Looney
                                             Title: Vice President, Finance


Accepted as of the date thereof:

LEHMAN BROTHERS INC.



By:  /s/ Lee Jacobi
   ----------------------------------
   Name: Lee Jacobi
   Title: Vice President